EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of the 4th day of June, 2014 by and among Ruth Shepley (the “Seller”), sole shareholder of DE Acquisition 4, Inc., a Delaware corporation having its offices at 6046 FM 2920, Suite 619, Spring, Texas 77379 (the “Company”), and Shire Warwick Lewis Group Limited (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller wishes to sell an aggregate of 10,000 Shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”) to the Purchaser; and

WHEREAS, the Purchaser desires to purchase the Shares pursuant to the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.1.

Sale of the Shares.

(a)

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at the Closing, as described in Section 1.2 herein, the Seller agrees to sell, assign, transfer and deliver the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Seller, for an aggregate purchase price equal to $25,000 (the “Purchase Price”).

(b)

At the Closing, the Seller, the Company’s sole officer and director prior to the Closing, shall resign as President, Secretary and Treasurer of the Company and Perry Lewis shall be appointed to serve as President.  Ms. Shepley shall also appoint Perry Lewis to serve on the Board of Directors of the Company effective upon her resignation as the sole director of the Company, which resignation shall be effective ten (10) days following the filing with the Securities and Exchange Commission and mailing of a Schedule 14f-1 to the Company’s shareholders (the “Effective Time”). Additionally, at the Closing, the newly elected Board of Directors shall appoint Perry Lewis to serve as Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer of the Company.

1.2.

Closing.  The purchase and sale of the Shares shall take place at a closing (the “Closing”), to occur immediately following the execution and delivery hereof.

1.3.

Deliveries.

(a)

On or prior to five (5) days after the execution of this Agreement (the “Closing Date”), the Seller shall deliver the following to the Purchaser:

(i)

a certificate representing the Shares purchased by Purchaser, in the name of Purchaser, as shall be effective to vest in Purchaser all right, title and interest in the Shares.

(ii)

a resignation letter executed by the Seller pursuant to which the Seller shall resign as President, Secretary and Treasurer and all other officer positions of the Company that she may hold effective as of the Closing and as director of the Company, such resignation as director to be effective as of the Effective Time.

(iii)

Board consents of the Company appointing Perry Lewis as the Company’s President, Perry Lewis as Chief Executive Officer, Perry Lewis as Secretary and Treasurer, and Perry Lewis as Chief Financial Officer effective upon the Seller’s resignation as President, Secretary and Treasurer of the Company on the Closing Date and appointing Perry Lewis to serve as director of the Company effective upon the Seller’s resignation as the sole director of the Company, such resignation to be effective as of the Effective Time.

(iv)

all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.

(b)

At the Closing, the Purchaser shall deliver the following to the Seller:

(i)

the Purchase Price.

(ii)

all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

The Seller hereby makes the following representations and warranties to and covenants with the Purchaser:

2.1.

Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all its obligations under all contracts, agreements, arrangements or understandings (the “Company Contracts”).  The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction. The Company has no subsidiaries.  The Company does not own any controlling interest in any business entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any business entity.  The Company has not agreed and is not obligated to make any future investment in or capital contribution to any business entity.  Neither the Company nor any of the stockholders of the Company has ever approved, or commenced any action, suit or legal proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company’s business or affairs.

2.2.

The Seller has delivered to Purchaser accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of all securities of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in the foregoing clauses “(i)”, “(ii)” and “(iii)” of this Section 2.2 (collectively referred to herein as the “Company Documents”).  There have been no formal meetings held of, or corporate actions taken by, the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Documents.  There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents.  The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with requirements of law and prudent business practices.

2.3.

The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Common Stock, of which 10,000 shares are issued and outstanding and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.

(a)

All of the outstanding shares of the Company capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  All of the outstanding shares of capital stock of the Company and all of the outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable requirements of law and all requirements set forth in the Company Documents.  No shares of capital stock or other securities of the Company are subject to a repurchase option in favor of the Company.

(b)

 There are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock of the Company or other securities of the Company; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock of the Company or other securities of the Company; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company; (iv) Company Contracts under which the Company is or may become obligated to sell, transfer, exchange or issue any shares of capital stock of the Company or any other securities of the Company except that certain Repurchase Agreement by and between the Company and the Seller dated as of the date of this Agreement; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the “Securities Act”), or any shares of the Company; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any individual or entity to the effect that such individual or entity is entitled to acquire or receive any shares of the Company Common Stock or any shares of the capital stock or other securities of the Company.

2

2.4.

The Seller has all necessary authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Seller of this Agreement has been duly and validly authorized by all necessary action and no further consent or authorization on the part of the Company, its board of directors or its stockholders is required.  This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.5.

Neither the execution, delivery or performance of this Agreement, nor the performance of the Seller of its obligations hereunder will directly or indirectly (with or without notice or lapse of time) cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, mortgage or any other agreement or instrument to which the Company or its stockholders are a party; (ii) result in a violation of any of the provisions of the Company Documents; (iii) result in a violation of, or give any governmental body or agency or other individual or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any, requirement of law or judicial or administrative order to which the Company is subject.

2.6.

The Seller is selling the Shares to the Purchaser without registration pursuant to the exemptions afforded the Seller under Section 4(2) of the Securities Act, as amended, and will take any and all actions to make such exemption available. No registration under the securities laws of any state is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

2.7.

There are no claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Seller’s  Best Knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s Best Knowledge, threatened against the Company.  The Company is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

2.8.

The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.    References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

2.9.

The Seller is the President, Secretary, Chief Financial Officer and sole director of the Company.  The Company has no other officers, directors or employees.

2.10.

All of the business and financial transactions of the Company have been fully and properly reflected in the books and records of the Company in all material respects and in accordance with generally accepted accounting principles consistently applied.

2.11.

The Company is filing all reports required to be filed by it pursuant to Section 13 of the Securities and Exchange Act.

2.12

There has been no material adverse change in the business, properties or financial condition of the Company since the last date the Company filed a statement with the Securities and Exchange Commission.

2.13.

All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessment have been properly prepared and filed by the Company for all years to which such returns are due unless an extension for filing any such return has been filed.

ARTICLE III

REPRESENTATION AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants, as of the date hereof, to the Company as follows:

3.1.

Organization; Authority.  If an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution,

3

delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against them in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2.

Own Account.  Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its or his own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

3.3.

General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.4.

Access to Information.  The Purchaser has been afforded the opportunity to examine all books, records, and agreements of the Company and to ask questions of the Company’s senior management and to obtain additional information necessary to verify the accuracy of the information supplied or to which the Purchaser had access. The Purchaser has also been afforded the opportunity to ask questions of the Company’s senior management to obtain any further information reasonably available to the Company which the Purchaser has requested in connection with its decision to purchase the Shares. The Purchaser has conducted what it deems to be an adequate investigation of the business, finances, and prospects of the Company, and it is satisfied with the results of its investigation. The Purchaser also acknowledges that concurrently with the transactions contemplated by this Agreement the Company may repurchase or issue and sell share of the Common Stock of the Company at a per share purchase price that may differ from the Purchase Price.

ARTICLE IV

TERMINATION

4.1.

Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto prior to the Closing, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

4.2.

Material Breach of the Agreement.

In the event that either party may (a) materially fail to perform its obligation pursuant to the Agreement or (b) materially breaches this Agreement, either party may immediately terminate this Agreement by providing a written notice of termination subject to the notice requirements of paragraph 5.3 hereof.

ARTICLE V

MISCELLANEOUS

5.1.

Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5.2.

Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

5.3.

Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return

4

receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 5.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to Seller:

Ruth Shepley

6046 FM 2920, Suite 619

Spring, Texas 77379

With a copy to:

Heskett & Heskett

2401 Nowata Place, Suite A

Bartlesville, Oklahoma 74006

Attention:  John Heskett

If to the Purchaser:

Shire Warwick Lewis Group Limited

Attention: Perry Lewis

468 Church Lane

London, United Kingdom NW9 8UA

With a copy to:

Ruddy Law Office, PLLC

1225 15th Street, NW

Washington, DC 20005

Attention:  Mark Ruddy

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

5.4.

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

5.5

Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

5.6.

Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

5.7.

Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

5.8.

Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

5.9.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A signature delivered via facsimile or portable document format shall be afforded treatment as an original signature.

5.10.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

5.11.

Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

* * * * *

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SOLE SHAREHOLDER

By:

/s/     Ruth Shepley

Ruth Shepley

SHIRE WARWICK LEWIS GROUP LIMITED

By:

/s/     Perry Lewis

Perry Lewis, Chief Executive Officer

DE ACQUISITION 4, INC.

By:

/s/     Ruth Shepley

Ruth Shepley, President

6